CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 811-06106) of Pioneer Mid Cap Value Fund, and to the incorporation by reference of our report, dated December 20, 2019, on Pioneer Mid Cap Value Fund included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2019.



		           /s/ Ernst & Young LLP


Boston, Massachusetts
February 24, 2020